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                                                                     EXHIBIT 2.1

                             CONTRIBUTION AGREEMENT

        This Contribution Agreement (this "Agreement") is made as of August 4, 1999 between ReSourcePhoenix.com, Inc., a Delaware corporation (the "Company") and Gus Constantin as the trustee of the Gus and Mary Constantin 1978 Living Trust (the "Investor").

                                   SECTION 1.

                 AUTHORIZATION AND SALE OF CLASS B COMMON STOCK

        1.1     SALE OF THE CLASS B COMMON STOCK

                (a) Subject to the terms and conditions set forth herein, the Company will issue and sell to the Investor and the Investor will buy from the Company ten million (10,000,000) shares of the Company's Class B Common Stock (the "Shares").

                (b) On the Closing Date (as defined below), the Investor will convey, assign, transfer and deliver good, valid and marketable title to 10,000,000 shares of common stock of ReSource/Phoenix, Inc., a California corporation (the "Transferred Securities"), free and clear of all liens, mortgages, pledges, encumbrances, adverse claims and defects, and the Company will deliver the Shares.

                (c) The parties hereto intend that the purchase and sale of the Shares contemplated hereby qualify as a contribution to the capital of the Company pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, and that the issuance of the Shares be considered the "receipt of property" pursuant to Code Section 351(b).

                                   SECTION 2.

                             CLOSING DATES; DELIVERY

        2.1 CLOSING DATES. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at a time and location selected by the parties hereto (such date shall hereinafter be referred to as the "Closing Date").

        2.2 DELIVERY. At the Closing, the Company will deliver to the Investor a certificate or certificates, representing the Shares, against delivery of the Transferred Securities, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps.



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                                   SECTION 3.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Investor as follows:

        3.1 ORGANIZATION AND STANDING; CERTIFICATE AND BY-LAWS. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

        3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

        3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock, $0.001 par value, none of which are issued and outstanding prior to the Closing, 10,000,000 shares of Class B Common Stock, $0.001 par value, none of which are issued and outstanding prior to the Closing, and 5,000,000 shares of Class B Common Stock, $0.001 par value, none of which are issued and outstanding prior to the Closing. There are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

        3.4 AUTHORIZATION. All corporate action on the part of the Company and its directors necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Common and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and such shares will be free of any liens or encumbrances, provided, however, that such Shares will be subject to restrictions on transfer under state and/or federal securities laws.

        3.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term of its Certificate of Incorporation or By-Laws.

        3.6 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, other than the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under applicable Blue Sky laws, which, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.



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                                   SECTION 4.

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

        The Investor hereby represents and warrants to the Company as follows:

        4.1 EXPERIENCE. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Investor is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests.

        4.2 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

        4.3 INVESTMENT. The Investor is acquiring the Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of his investment intent and the accuracy of his representations as expressed herein.

        4.4 NO PUBLIC MARKET. The Investor understands that no public market now exists for any of the securities issued by the Company.

        4.5 ACCESS TO DATA. The Investor has had an opportunity to discuss the Company's management, proposed business plan and financial condition with the Company's management. The Investor understands that a purchase of the Shares involves a high degree of risk, and there can be no assurance the Company's business objectives will be obtained.

        4.6 TITLE TO ASSETS; NO CONFLICTS. The Investor has good and marketable title to the Transferred Securities, free and clear of any liens, charges, pledges, security interests, or other adverse claims. The execution, delivery and performance of this Agreement by the Investor will not breach, cause a default under or otherwise conflict with any contract or agreement to which the Investor is a



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party. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Investor of the transactions contemplated hereby.

        4.7 BROKER'S AND FINDERS' FEES. The Investor has not incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        4.8 NO TRANSFER TAXES OR OTHER FEES. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale of the Transferred Securities.

                                   SECTION 5.

                      CONDITIONS TO CLOSING OF THE INVESTOR

        The Investor's obligations to purchase the Shares at the Closing are subject to the satisfaction or waiver of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

        5.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

                                   SECTION 6.

                        CONDITIONS TO CLOSING OF COMPANY

        The Company's obligation to sell and issue the Shares at the Closing Date is subject to the satisfaction or waiver as of the Closing Date of the following conditions:

        6.1     REPRESENTATIONS. The representations made by the Investor in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

        6.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.



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        6.3     DELIVERY OF SECURITIES. The Investor shall have delivered to the
Company a certificate or certificates representing the Transferred Securities, any other documents of transfer required by Section 2.2 and all other documents, certificates and agreements necessary to convey good and valid title to such securities free and clear of all liens and encumbrances.

                                   SECTION 7.

                                     LEGENDS

        7.1 LEGENDS. The Investor understands and agrees that the Company shall cause the legends set forth below, or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

                "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                                   SECTION 8.

                                  MISCELLANEOUS

        8.1 FURTHER ASSURANCES. The Investor and the Company shall take all such actions, and shall execute and deliver all such documents and instruments, as may be reasonably requested by the other party to carry out the purposes and intent of this Agreement.

        8.2 GOVERNING LAW; ARBITRATION. Except as set forth below, this Agreement shall be governed by the laws of the State of California, without regard to conflicts of laws principles thereof. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration to be held in Marin County, California. Such arbitration shall be in accordance with the rules of the American Arbitration Association, and judgment upon the award may be entered in any court of competent jurisdiction. The prevailing party or parties in such arbitration and any ensuing legal action shall be reimbursed by the party or parties who do not prevail for their reasonable attorneys', accountants' and experts' fees and the costs of such actions.

        8.3 AMENDMENT. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Investor and the Company.



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        8.4     NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger.

        8.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of such other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to either party, shall be cumulative and not alternative.

        8.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        8.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

        8.8 TITLES AND SUBTITLES. The title and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.



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        The foregoing Contribution Agreement is hereby executed as of the date set forth above.

                                        ReSourcePhoenix.com, Inc.

                                        By: /s/ BRYANT TONG
                                           -------------------------------------

                                        Title: President
                                              ----------------------------------


                                        Investor
                                        /s/ GUS CONSTANTIN
                                        ----------------------------------------
                                        Gus Constantin as trustee of the
                                        Gus and Mary Constantin
                                        1978 Living Trust



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